                                                                               .
                                                                               .
                                                                               .
                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                              SCHWAB CAPITAL TRUST

                                        Shareholder Service
                                        Fee (as a percentage   Transfer Agency Fee (as
                                        of average daily net   a percentage of average
                                        assets of the Fund     daily net assets of the
Name of Fund and Class                  Class)                 Fund Class)
----------------------                  -------------------    -----------------------
A.  Group I

Schwab S&P 500 Fund-Investor Shares              0.20%                  0.05%

Schwab S&P 500 Fund-e.Shares                     0.05%                  0.05%

Schwab S&P 500 Fund-Select Shares                0.05%                  0.05%

B.  Group II

Schwab International Index                       0.20%                  0.05%
Fund-Investor Shares

Schwab International Index                       0.05%                  0.05%
Fund-Select Shares

Schwab Small-Cap Index Fund-                     0.20%                  0.05%
Investor Shares

Schwab Small-Cap Index Fund-                     0.05%                  0.05%
Select Shares

Schwab Total Stock Market Index                  0.20%                  0.05%
Fund-Investor Shares

Schwab Total Stock Market Index                  0.05%                  0.05%
Fund-Select Shares

Schwab Small-Cap Equity                          0.20%                  0.05%
Fund-Investor Shares

Schwab Small-Cap Equity Fund-Select              0.05%                  0.05%
Shares

Schwab Dividend Equity Fund -                    0.20%                  0.05%
Investor Shares

Schwab Dividend Equity Fund -                    0.05%                  0.05%
Select Shares

Schwab Hedged Equity Fund -                      0.20%                  0.05%
Investor Shares

Schwab Hedged Equity Fund -                      0.05%                  0.05%
Select Shares

Laudus International MarketMasters               0.20%                  0.05%
Fund - Investor Shares (formerly
known as Schwab International
MarketMasters Fund - Investor Shares)

Laudus International MarketMasters               0.15%                  0.05%
Fund - Select Shares (formerly known
as Schwab International
MarketMasters Fund - Select Shares)

Laudus U.S. MarketMasters Fund -                 0.20%                  0.05%
Investor Shares (formerly known as
Schwab U.S. MarketMasters Fund -
Investor Shares)

Laudus U.S. MarketMasters Fund -                 0.15%                  0.05%
Select Shares (formerly known as
Schwab U.S. MarketMasters Fund -
Select Shares)

Laudus Balanced MarketMasters Fund -             0.20%                  0.05%
Investor Shares (formerly known as
Schwab Balanced MarketMasters Fund -
Investor Shares)

Laudus Balanced MarketMasters Fund -             0.15%                  0.05%
Select Shares (formerly known as
Schwab Balanced MarketMasters Fund -
Select Shares)

Laudus Small-Cap MarketMasters Fund              0.20%                  0.05%
- Investor Shares (formerly known as
Schwab Small-Cap MarketMasters Fund
- Investor Shares)

Laudus Small-Cap MarketMasters Fund              0.15%                  0.05%
- Select Shares (formerly known as
Schwab Small-Cap MarketMasters Fund
- Select Shares)

Schwab Premier Equity Fund -                     0.20%                  0.05%
Investor Shares

Schwab Premier Equity Fund - Select              0.05%                  0.05%
Shares



                                                   SCHWAB CAPITAL TRUST

                                                   By:   /s/ Evelyn Dilsaver
                                                         -----------------------
                                                         Evelyn Dilsaver,
                                                         President and
                                                         Chief Executive Officer
Dated as of February 12, 2005